Press Release

Verint Systems Announces Conference Call to Review Third Quarter Results to be Held on December 3, 2014 at 4:30 p.m. ET

MELVILLE, N.Y., November 25, 2014 — Verint® Systems Inc. (NASDAQ: VRNT) today announced it will conduct a conference call on Wednesday, December 3, 2014 at 4:30 p.m. ET to review its third quarter results (for the quarter ended October 31, 2014) and outlook for the year ending January 31, 2015. An earnings release will be issued after market close on December 3.
Conference Call
A real-time webcast of the conference call will be available at www.verint.com. The conference call also can be accessed live via telephone at 1-877-299-4454 (United States and Canada) and 1-617-597-5447 (international). The passcode is 92895301. Please dial in 5-10 minutes prior to the scheduled start time.

About Verint Systems Inc.
Verint® (NASDAQ: VRNT) is a global leader in Actionable Intelligence® solutions. Actionable Intelligence is a necessity in a dynamic world of massive information growth because it empowers organizations with crucial insights and enables decision makers to anticipate, respond and take action. Verint Actionable Intelligence solutions help organizations address three important challenges: customer engagement optimization; security intelligence; and fraud, risk, and compliance. Today, more than 10,000 organizations in over 180 countries, including over 80 percent of the Fortune 100, use Verint solutions to improve enterprise performance and make the world a safer place. Learn more at www.verint.com.

Cautionary Note About Forward-Looking Statements
This press release contains "forward-looking statements," including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management's expectations that involve a number of risks, uncertainties, and assumptions, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. For a detailed discussion of these risk factors, see our Annual Report on Form 10-K for the fiscal year ended January 31, 2014 and other filings we make with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release and, except as required by law, Verint assumes no obligation to update or revise them or to provide reasons why actual results may differ.

VERINT, ACTIONABLE INTELLIGENCE, MAKE BIG DATA ACTIONABLE, CUSTOMER-INSPIRED EXCELLENCE, INTELLIGENCE IN ACTION, IMPACT 360, WITNESS, VERINT VERIFIED, KANA, LAGAN, VOVICI, GMT, VICTRIO, AUDIOLOG, ENTERPRISE INTELLIGENCE SOLUTIONS, SECURITY INTELLIGENCE SOLUTIONS, VOICE OF THE CUSTOMER ANALYTICS, NEXTIVA, EDGEVR, RELIANT, VANTAGE, STAR-GATE, ENGAGE, CYBERVISION, FOCALINFO, SUNTECH, and VIGIA are trademarks or registered trademarks of Verint Systems Inc. or its subsidiaries. Other trademarks mentioned are the property of their respective owners.

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Contacts:
Investor Relations
Alan Roden
Verint Systems Inc.
(631) 962-9304
alan.roden@verint.com